EXHIBIT 99.1


VCA ANTECH, INC. REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

COMPANY BEATS CONSENSUS ESTIMATE BY $0.04 PER SHARE - FOURTH QUARTER ADJUSTED NET LOSS

FOURTH QUARTER REVENUE INCREASES 12.4% TO A RECORD $96.0 MILLION

FOURTH QUARTER ADJUSTED EBITDA(1) INCREASES 15.0% TO $18.4 MILLION

LABORATORY BUSINESS ACHIEVES INTERNAL REVENUE GROWTH OF 15.4% FOR THE QUARTER AND 12.5% FOR THE YEAR

HOSPITAL BUSINESS ACHIEVES SAME-FACILITY REVENUE GROWTH OF 6.4% FOR THE QUARTER AND 5.0% FOR THE YEAR


LOS ANGELES, CA, FEBRUARY 21, 2002 - VCA ANTECH, INC. (NASDAQ NM SYMBOL: WOOF), a leading animal health care company in the United States, today reported financial results for its fourth quarter and the year ended December 31, 2001.

Revenue for the fourth quarter ended December 31, 2001 increased 12.4% to a record $96.0 million from revenue of $85.4 million in the same quarter last year. For the year ended December 31, 2001, revenue increased 13.2% to a record $401.4 million from $354.7 million in 2000.

Earnings before interest, taxes, depreciation and amortization, minority interest and non-recurring items discussed in footnote (1), below, ("Adjusted EBITDA") increased 15.0% in the fourth quarter of 2001 to $18.4 million from $16.0 million in the fourth quarter of 2000. For the year ended December 31, 2001, Adjusted EBITDA increased 21.6% to $89.4 million from $73.5 million in 2000.

Net loss per common share, before extraordinary items and excluding the after tax impact of the certain items as provided in the Supplemental Operating Statement Data, below, was $(0.13) and $(0.52) for the quarter and year ended December 31, 2001, respectively.

In the fourth quarter of 2001, the Company completed its initial public offering of 17.4 million shares of common stock and the sale of $170.0 million of 9.875% senior subordinated notes. With the net proceeds of these offerings, the Company repaid certain debt obligations and redeemed in full all outstanding redeemable preferred stock, which resulted in a non-cash extraordinary loss on early extinguishment of debt of $10.2 million, net of taxes. Also in connection with these financings, the Company restructured certain management agreements and wrote down certain related assets that resulted in a non-cash charge of $9.9 million and a cash charge of $8.0 million. If these items were excluded, the net loss available to common shareholders would have been $3.4 million, or $(0.13) per common share. Including these items, the company reported a fourth-quarter net loss per common share of $(0.97).


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


Bob Antin, Chairman and CEO, stated, "In the fourth quarter of 2001, we completed a successful initial public offering of our common stock and the concurrent sale of 9.875% senior subordinated notes, which raised net proceeds of over $330 million and put in place a more stable and cost effective long-term capital structure. We also ended 2001 with a very strong fourth quarter. We experienced outstanding revenue and EBITDA growth in both our laboratory and hospital segments. On a 12.4% revenue increase in the fourth quarter, Adjusted EBITDA increased 15.0% over the prior year quarter as we continue to achieve operating leverage in both businesses.

"Our laboratory division continues to realize the benefits of our market leadership position. On a 15.4% increase in laboratory revenue for the quarter, we achieved a 23.6% increase in laboratory EBITDA, to $10.3 million. Laboratory EBITDA margin for the fourth quarter increased to 31.3% in 2001 from 29.3% in 2000. For the year, laboratory EBITDA increased 17.3% to $45.6 million in 2001 from $38.8 million in 2000. Laboratory revenue for the year increased 12.9% to $134.7 million from $119.3 million in 2000. For the year, laboratory EBITDA margin increased to 33.8% in 2001 from 32.5% in 2000. Laboratory internal revenue growth was 15.4% for the quarter and 12.5% for the year.

"Our hospital division achieved a 20.7% increase in hospital EBITDA to $10.5 million for the fourth quarter on an 11.3% revenue increase. Fourth quarter hospital EBITDA margin increased to 16.3% in 2001 from 15.0% in 2000. For the year, we achieved a 24.8% increase in hospital EBITDA to $53.7 million in 2001 from $43.0 million in 2000. Hospital revenue increased 13.1% to $272.1 million in 2001 compared to $240.6 million in 2000. Hospital EBITDA margin increased to 19.7% in 2001 from 17.9% in 2000. Hospital same-facility revenue growth was 6.4% for the quarter and 5.0% for the year."

VCA Antech, Inc. will discuss fourth quarter and year-end earnings during a conference call on Thursday, February 21, 2002 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at HTTP://INVESTOR.VCAANTECH.COM. The conference call can be accessed via telephone by dialing (800) 289-0496. Interested parties should call at least ten minutes prior to the conference call to register. In addition, a replay of the call can be accessed until 12:00 a.m. Eastern Time on Thursday, February 28, 2002 by visiting the Company's website or by calling (888) 203-1112.

With the exception of the historical information, the matters discussed above include forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain gross revenue at a level necessary to maintain gross profit margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filings with the Securities and Exchange Commission on Forms S-1 and S-4 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

VCA ANTECH, INC. owns, operates and manages the largest network of free-standing veterinary hospitals and the largest network of veterinary-exclusive clinical laboratories in the country.


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


                                VCA ANTECH, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           (UNAUDITED - IN THOUSANDS)

                                                        Three Months                            Year
                                                     Ended December 31,              Ended December 31,
                                                 ---------------------------   --------------------------
                                                    2001            2000          2001           2000
                                                 -----------     -----------   -----------     ----------
Revenue:
 Hospitals                                       $   64,448      $   57,908    $  272,113      $ 240,624
 Laboratory                                          32,856          28,469       134,711        119,300
 Other                                                  500             500         2,000            925
 Eliminations                                        (1,807)         (1,471)       (7,462)        (6,162)
                                                 -----------     -----------   -----------     ----------
                                                     95,997          85,406       401,362        354,687
                                                 -----------     -----------   -----------     ----------
Direct Costs                                         69,772          63,518       281,814        254,787

Gross Profit:
 Hospitals                                           13,299          11,130        63,421         52,234
 Laboratory                                          12,426          10,258        54,127         46,741
 Other                                                  500             500         2,000            925
                                                 -----------     -----------   -----------     ----------
                                                     26,225          21,888       119,548         99,900
                                                 -----------     -----------   -----------     ----------
General and administrative:
 Hospitals                                            2,800           2,430         9,763          9,249
 Laboratory                                           2,129           1,926         8,566          7,914
 Corporate                                            3,339           2,173        14,105          9,831
                                                 -----------     -----------   -----------     ----------
                                                      8,268           6,529        32,434         26,994
                                                 -----------     -----------   -----------     ----------
Depreciation and amortization                         6,045           5,678        25,166         18,878

 Management agreements restructuring                 17,552               -        17,552              -
 Write-down and loss on sale of assets                  334               -         9,079              -
 Non-cash compensation charges                            -               -         7,611            555
 Recapitalization costs                                   -               -             -         34,268
                                                 -----------     -----------   -----------     ----------
Operating (loss) income                              (5,974)          9,681        27,706         19,205

Interest expense, net                                10,531          11,459        42,918         19,892
Loss on investments, net                                  -           5,000             -          1,800
Other (income) expense                                  (65)              -           168              -
Minority interest expense                               335             258         1,439          1,066
                                                 -----------     -----------   -----------     ----------
Loss before taxes and extraordinary items           (16,775)         (7,036)      (16,819)        (3,553)
Provision (benefit) for income taxes                 (6,296)           (510)          445          2,199
                                                 -----------     -----------   -----------     ----------
Loss before extraordinary item                      (10,479)         (6,526)      (17,264)        (5,752)

Extraordinary loss on early
  extinguishment of debt, net of taxes               10,159               -        10,159          2,659
                                                 -----------     -----------   -----------     ----------
Net loss                                            (20,638)         (6,526)      (27,423)        (8,411)


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


Increase in carrying amount of
  redeemable Preferred Stock                          3,568           4,851        19,151          5,391
                                                 -----------     -----------   -----------     ----------
 Net loss available to common stockholders       $  (24,206)     $  (11,377)   $  (46,574)     $ (13,802)
                                                 ===========     ===========   ===========     ==========
 Loss per common share:
    Loss before extraordinary item               $    (0.56)     $    (0.65)   $    (1.87)     $   (0.05)
    Extraordinary loss on early
        Extinguishment of debt                        (0.41)              -         (0.52)         (0.01)
                                                 -----------     -----------   -----------     ----------
    Loss per common share                        $    (0.97)     $    (0.65)   $    (2.39)     $   (0.06)
                                                 ===========     ===========   ===========     ==========
Basic and diluted shares                             25,043          17,524        19,509        234,055
                                                 ===========     ===========   ===========     ==========


                        SUPPLEMENTAL OPERATING STATEMENT DATA:

                                                        Three Months                            Year
                                                     Ended December 31,              Ended December 31,
                                                 ---------------------------   --------------------------
                                                    2001            2000          2001           2000
                                                 -----------     -----------   -----------     ----------
Adjusted net loss available to common
Stockholders:
 Net loss reported                               $  (24,206)     $  (11,377)   $  (46,574)     $ (13,802)
                                                 -----------     -----------   -----------     ----------
    Add charges:
      Management agreements restructuring            17,552               -        17,552              -
      Write-down and loss on sale of assets             334               -         9,079              -
      Non-cash compensation charges                       -               -         7,611            555
      Recapitalization costs                              -               -             -         34,268
      Net loss on investments                             -           5,000             -          1,800
                                                 -----------     -----------   -----------     ----------
          Total charges                              17,886           5,000        34,242         36,623
      Tax effect                                     (7,210)         (2,050)       (7,975)       (15,016)
                                                 -----------     -----------   -----------     ----------
          Total charges, net of tax                  10,676           2,950        26,267         21,607
                                                 -----------     -----------   -----------     ----------
      Extraordinary item, net of tax                 10,159               -        10,159              -
                                                 -----------     -----------   -----------     ----------
                                                 $   (3,371)     $   (8,427)   $  (10,148)     $   7,805
                                                 ===========     ===========   ===========     ==========
Adjusted (loss) income per common share          $    (0.13)     $    (0.48)   $    (0.52)     $    0.03
                                                 ===========     ===========   ===========     ==========
Adjusted EBITDA (1)                              $   18,370      $   15,979    $   89,387      $  73,526
                                                 ===========     ===========   ===========     ==========

(1) EBITDA IS OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION. ADJUSTED EBITDA REPRESENTS EBITDA ADJUSTED TO EXCLUDE MANAGEMENT FEES (AMOUNTING TO $413,000 AND $620,000, IN THE FOURTH QUARTER OF 2001 AND 2000, RESPECTIVELY AND $2,273,000 AND $620,000 IN THE YEAR 2001 AND 2000,
     RESPECTIVELY), MANAGEMENT AGREEMENTS RESTRUCTURING COSTS, WRITE-DOWN AND LOSS ON SALE OF ASSETS, NON-CASH COMPENSATION CHARGES AND RECAPITALIZATION COSTS. THE MANAGEMENT AGREEMENT UNDER WHICH THE MANAGEMENT FEES DISCUSSED ABOVE WERE PAID IN 2000 AND 2001 WAS TERMINATED IN THE FOURTH QUARTER OF 2001 IN CONNECTION WITH THE COMPANY'S INITIAL PUBLIC OFFERING OF COMMON STOCK. EBITDA AND ADJUSTED EBITDA ARE NOT MEASURES OF FINANCIAL PERFORMANCE UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR GAAP. ALTHOUGH EBITDA AND ADJUSTED EBITDA SHOULD NOT BE CONSIDERED IN ISOLATION OR AS SUBSTITUTES FOR NET INCOME, CASH FLOWS FROM OPERATING ACTIVITIES AND OTHER INCOME OR CASH FLOW STATEMENT DATA PREPARED IN ACCORDANCE WITH GAAP, OR AS A MEASURE OF PROFITABILITY OR LIQUIDITY, WE UNDERSTAND THAT EBITDA AND ADJUSTED EBITDA ARE WIDELY USED BY FINANCIAL ANALYSTS AS A MEASURE OF FINANCIAL PERFORMANCE. OUR CALCULATION OF EBITDA AND ADJUSTED EBITDA MAY NOT BE COMPARABLE TO SIMILARLY TITLED MEASURES REPORTED BY OTHER COMPANIES.


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


                                VCA ANTECH, INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                          At December 31, 2001 and 2000

                           (UNAUDITED - IN THOUSANDS)

                                                    2001           2000
                                                 -----------    -----------
Cash                                             $    7,103     $   10,519
Accounts receivable, net                         $   18,036     $   15,450
Debt                                             $  384,332     $  362,749
Equity                                           $   39,764     $ (81,310)
Total Assets                                     $  468,521     $  483,070
Capital Expenditures                             $   14,156     $   24,355


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